UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On February 4, 2021, the Federal Reserve Bank of Boston (“FRBB”) announced that the Written Agreement (“Written Agreement”) between the FRBB, Santander Consumer USA Holdings Inc.’s (the “Company”), wholly-owned subsidiary, Santander Consumer USA Inc., and the Company’s majority shareholder, Santander Holdings USA, Inc. entered into on March 21, 2017, has been terminated.

Under the terms of the Written Agreement, the Company agreed to take certain actions that were designed to enhance board oversight and the Company’s compliance risk management program. Termination of the Written Agreement demonstrates the improvements the Company has made to its board oversight and compliance and risk management program.

A copy of the Written Agreement was filed as Exhibit 99.1 to the Company’s Form 8-K dated March 21, 2017, and filed with the United States Securities and Exchange Commission on March 24, 2017.

A copy of the Company’s press release relating to the termination of the Written Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Santander Consumer USA Holdings Inc., dated February 4, 2021.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: February 4, 2021	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer